SUBSIDIARIES OF EXCEL COMMUNICATIONS, INC.



The following is a list of the Company's subsidiaries as of March 23, 1998:



Name of Subsidiary                     State of Incorporation
------------------                     ----------------------

Excel Communications, Inc.                   Delaware
ExcelCom, Inc.                               Delaware
First Excel, FSB                             Federal Savings Bank
Excel Telephone, Inc.                        Delaware
Excel Management Service, Inc.               Delaware
Excel Communications Marketing, Inc.         Delaware
Excel Products, Inc.                         Delaware
Excel Fulfillment Services, Inc.             Delaware
Excel Teleservices, Inc.                     Delaware
Excel Switch Facility, Inc.                  Delaware
Excel Telecommunications Inc.                Texas
Excel Telecommunications Inc. of Virginia    Virginia


Telco Communcations Group, Inc.              Virginia
Telco Holdings, Inc.                         Delaware
Prime Business Communications, Inc.          Delaware
Telco Network Services, Inc.                 Nevada
Telco Billing, Inc.                          Delaware
Long Distance Wholesale Club, Inc.           Delaware
Telco Switch Acquisition Inc.                Nevada
Telco Switch Corp.                           Delaware
Network Control Services, Inc.               Delaware
Telco Voice Network Inc.                     Nevada
Telco Switch Limited Partnership             Nevada Limited Partnership